                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              DRUG EMPORIUM, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              DRUG EMPORIUM, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
       Not Applicable

(2) Form, Schedule or Registration Statement No.:
       Not Applicable

(3) Filing Party:
       Not Applicable

(4) Date Filed:
       Not Applicable

                              DRUG EMPORIUM, INC.
                            155 Hidden Ravines Drive
                               Powell, Ohio 43065
                           Telephone:  (614) 548-7080

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ------------------

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Drug Emporium, Inc., a Delaware corporation (the "Company"), will be held at the Company corporate offices at 155 Hidden Ravines Drive, Powell, Ohio, on the 15th day of June, 1995, at 9:00 a.m. Eastern Daylight Savings Time, for the following purposes:

     1. To elect two (2) Class Three directors to the Board of Directors for terms of three (3) years and until their successors are elected and qualified;

     2. To approve and ratify the appointment of Ernst & Young as independent auditors for the fiscal year ending March 2, 1996; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 17, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The stock transfer books will not be closed.

     The Proxy Statement, Proxy and the Annual Report of the Company for the fiscal year ended February 25, 1995 are being mailed with this Notice of Annual Meeting of Stockholders.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          JANE H. LAGUSCH, Secretary
Powell, Ohio
May 8, 1995

                                   IMPORTANT
PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY

                              DRUG EMPORIUM, INC.
                            155 Hidden Ravines Drive
                               Powell, Ohio 43065
                           Telephone:  (614) 548-7080

                           --------------------------

                                PROXY STATEMENT
                           --------------------------

     The accompanying Proxy is solicited by the Board of Directors of Drug Emporium, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 15, 1995, at 9:00 a.m. Eastern Daylight Savings Time, at the Company's corporate offices at 155 Hidden Ravines Drive, Powell, Ohio, or at any adjournments thereof. When the Proxy is properly executed and returned to the Company, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Stockholders attached hereto. Any stockholder may revoke his or her Proxy at any time before it is voted by executing and delivering a later Proxy or notice of revocation to the Secretary of the Company at the Company's principal office, or by giving notice of revocation or voting in person at the Annual Meeting.

     Only stockholders of record at the close of business on April 17, 1995 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     The Company has outstanding only common stock (the "Common Stock"), of which 13,182,585 shares were issued and outstanding at the close of business on April 17, 1995. Each outstanding share of Common Stock is entitled to one vote.

     This Proxy Statement, together with the Notice of Annual Meeting of Stockholders, Proxy and Annual Report of the Company was first mailed to stockholders on or about May 8, 1995. Stockholders are referred to the Annual Report for financial and other information concerning the activities of the Company. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed a part hereof.

                             ELECTION OF DIRECTORS

GENERAL

     The Bylaws of the Company provide for a Board of Directors composed of three to fifteen directors, with an eight member board unless otherwise fixed by the directors.

     The Restated Certificate of Incorporation of the Company designates three classes of directors, with each class serving a term of three years. Two persons will stand for election at this Annual Meeting as Class Three directors: Robert
S. Meeder, Sr. and William L. Sweet Jr. Directors are elected by a plurality of the votes cast at the meeting; the two individuals who receive the largest number of votes cast will be elected as directors.

     Unless otherwise directed, the proxyholders will vote the Proxies received by them FOR the election of the nominees set forth in the table below for terms of three years, and until their successors are duly elected and qualified. Although the Board of Directors has no reason to believe that any of the nominees will decline or be unavailable to serve as a director, should that occur before the Annual Meeting, the Proxies will be voted by the proxyholders for such other person or persons as may be designated by the present Board of Directors.

INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS

     The following information was supplied to the Company by the listed nominees and continuing directors of the Company and is current as of April 17, 1995. The Common Stock ownership information includes current stockholdings plus shares which the listed individuals have the right to acquire within 60 days of April 17, 1995.

                                    NOMINEES

                                                                   FIRST YEAR     COMMON STOCK
                                                                    ELECTED       BENEFICIALLY     PERCENT
          NAME            AGE         PRINCIPAL OCCUPATION          DIRECTOR         OWNED         OF CLASS
- -------------------------------- ------------------------------    ----------     ------------     --------
CLASS THREE:
  TERM EXPIRES 1998:
Robert S. Meeder, Sr.     66     Chairman and Chief Executive          (1)              7,000           *
                                   Officer of Muirfield Investors,
                                   Inc.
William L. Sweet, Jr.     46     Partner, Barrett & McNagny           1993             20,000           *

                              CONTINUING DIRECTORS

                                                                   FIRST YEAR     COMMON STOCK
                                                                    ELECTED       BENEFICIALLY     PERCENT
          NAME            AGE         PRINCIPAL OCCUPATION          DIRECTOR         OWNED         OF CLASS
- -------------------------------- ------------------------------    ----------     ------------     --------

CLASS ONE:
  TERM EXPIRES 1996:
Keith E. Alessi           40     Vice Chairman of Farm Fresh, Inc.    1994            136,726(2)      1.0%
Walter E. Sinterman       76     President of Sinco, Inc.             1983            598,103(3)      4.5%
V.J. Wiechart, Sr.        68     Chairman and Chief Executive         1993             14,000(4)        *
                                   Officer of Wiechart
                                   Pharmacy, Inc.
CLASS TWO:
  TERM EXPIRES 1997:
Macy T. Block             69     Chairman and Chief Executive         1994            307,000         2.3%
                                   Officer of Sun Television and
                                   Appliances, Inc.
John B. Gerlach           68     Chairman and Chief Executive         1985          1,266,166(5)      9.6%
                                   Officer of Lancaster Colony
                                   Corporation
David L. Kriegel          49     Chairman and Chief Executive         1983          1,549,430(6)     11.3%
                                   Officer of the Company


- ---------------

  * Less than 1%

(1) Mr. Meeder was a director of the Company from 1983 to 1988 and was appointed by the Board of Directors on April 28, 1993 to fill a vacancy in Class Three.

                                        2

(2) The number of shares owned beneficially by Mr. Alessi includes 11,726 shares that would result upon conversion of $180,000 in principal amount of the Company's 7 3/4% Convertible Subordinated Debentures ("Debentures") and 75,000 shares which are the subject of options exercisable within 60 days.

(3) The number of shares beneficially owned by Mr. Sinterman includes 312,610 shares owned by his wife and 1,629 shares that would result upon conversion of $25,000 in principal amount of the Company's Debentures.

(4) The number of shares beneficially owned by Mr. Wiechart includes 1,000 shares owned by his wife.

(5) The number of shares beneficially owned by Mr. Gerlach includes 3,000 shares owned by Mr. Gerlach's wife, the beneficial ownership of which Mr. Gerlach disclaims, 24,000 shares held by Mr. Gerlach as guardian and 6,515 shares that would result upon conversion of $100,000 in principal amount of the Company's Debentures held by Mr. Gerlach, Mrs. Gerlach and Mr. Gerlach as guardian.

(6) The number of shares beneficially owned by Mr. Kriegel includes 246,660 shares held by Kriegel Holding Company, Inc., 20,000 shares held by Mr. Kriegel's wife, 200 shares owned by Mr. Kriegel's son, 18,000 shares held by two trusts, 24,430 shares that would result upon conversion of $375,000 in principal amount of the Company's Debenture held by Kriegel Holding Company, Inc. and 500,000 shares which are the subject of options exercisable within 60 days.

                               ------------------

ROBERT S. MEEDER, SR.

     Mr. Meeder is Chairman and Chief Executive Officer of Muirfield Investors, Inc. and Chairman of its operating subsidiaries: R. Meeder & Associates, Inc., Meeder Advisory Services, Mutual Fund Services Company and OMCO, Inc. Mr. Meeder is also President and a trustee of the Flex-Funds, a registered investment company sponsored by R. Meeder & Associates, Inc.

WILLIAM L. SWEET, JR.

     Mr. Sweet is an attorney and Partner in the law firm of Barrett & McNagny in Fort Wayne, Indiana.

KEITH E. ALESSI

     Since June of 1993 Mr. Alessi has served as Treasurer of the Company. He served as Acting Chief Financial Officer from January to June of 1993 and as Chief Financial Officer from June of 1993 to June of 1994. Since 1988 Mr. Alessi has been associated with Farm Fresh, Inc. a privately held grocery chain in various capacities and currently as Vice Chairman and director. Mr. Alessi is also Chairman and Chief Executive officer of Virginia Supermarkets, Inc. and is a director of New Cort Holding, Inc.

WALTER E. SINTERMAN

     Mr. Sinterman is a private investor and President of Sinco, Inc., a consulting company.

V.J. WIECHART, SR.

     Mr. Wiechart is Chairman and Chief Executive Officer of Wiechart Pharmacy, Inc. and Chairman and Chief Executive Officer of Lima Medical Supply, Inc.

MACY T. BLOCK

     Mr. Block is Chairman and Chief Executive Officer of Sun Television and Appliances, Inc., a publically owned specialty retailer of consumer electronics and home appliances.

JOHN B. GERLACH

     Mr. Gerlach is Chairman and Chief Executive Officer of Lancaster Colony Corporation, a publicly owned conglomerate dealing primarily in specialty foods, automotive aftermarket products and housewares. Mr. Gerlach is a director of Lancaster Colony Corporation, Huntington Bancshares, Inc., M/I Schottenstein Homes, Inc., Worthington Foods, Inc. and Scioto Downs, Inc.

DAVID L. KRIEGEL

     Since December, 1992, Mr. Kriegel has been the Chairman and Chief Executive Officer of the Company. Mr. Kriegel is Chairman and Chief Executive Officer of Kriegel Holding Company, Inc., a privately owned corporation dealing with consumer products, real estate and distribution. Until January, 1993, Mr. Kriegel was Vice President of Cardinal Health and Marketing Group, a division of Cardinal Distribution, Inc., a publicly owned company. From September 1988 to December 1990, Mr. Kriegel was Corporate Vice President of Roundy's Inc., a cooperative food distributor. Mr. Kriegel is a director of Bank One, Lima, N.A.

MEETINGS AND COMMITTEES OF THE BOARD; DIRECTOR FEES AND PAYMENTS

     The Board of Directors, pursuant to its powers, has designated a Compensation Committee (which also serves as the Stock Option Committee and Nominating Committee), an Audit Committee and an Executive Committee. The Board of Directors held five regularly scheduled meetings during the year ended February 25, 1995. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the number of meetings held by all committees of the Board on which he served.

     The Compensation Committee is responsible for making recommendations to the Board of Directors regarding salaries and bonuses to be paid to Company executive officers. In addition, the Compensation Committee has responsibility for administering the Company's stock option plans. During the year ended February 25, 1995, this committee held two meetings. Messrs. Gerlach, Meeder and Sinterman are presently members of this committee.

     The Audit Committee is responsible for reviewing the plan of audit and scope of the independent auditor's examination, meeting with the independent auditors to review internal controls, reviewing the scope of internal audit procedures and reviewing the annual financial statements and reporting thereon to the Board of Directors. The Audit Committee also makes recommendations to the Board of Directors regarding the selection of the Company's independent auditors. During the year ended February 25, 1995, the committee held two meetings. Messrs. Sweet, Sinterman and Wiechart are presently members of this committee.

     The Executive Committee works with management regarding the Company's strategic planning and reviews leases and proposed capital expenditures. Messrs. Gerlach, Kriegel and Meeder are presently members of this committee. The committee held no meetings during the last fiscal year.

     Directors who are not Company officers are paid a fee of $2,500 per Board meeting attended plus expenses. In addition, such directors receive a fee of $750 for each committee meeting attended.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to each person known to the Company to be the beneficial owner of more than five percent of the issued and outstanding Common Stock of the Company as of April 17, 1995 and the stock ownership of the executive officers of the Company named in the Summary Compensation Table set forth below. Information regarding stock ownership of directors is set forth under "Information Regarding Nominees and Continuing Directors." The Common Stock ownership and percentage information includes current shareholdings as of April 17, 1995 (unless otherwise noted) plus shares eligible for purchase within 60 days pursuant to exercisable stock options and shares available upon conversion of the Company's Debentures.

                                                                    PERCENT OF
          NAME AND ADDRESS OF                NUMBER OF SHARES      OUTSTANDING
            BENEFICIAL OWNER                BENEFICIALLY OWNED     COMMON STOCK
- ----------------------------------------    ------------------     ------------

David L. Kriegel........................         1,549,430(1)          11.3%
  155 Hidden Ravines Drive
  Powell, OH 43065

John B. Gerlach.........................         1,266,166(2)           9.6%
  37 West Broad Street
  Columbus, OH 43215

U.S. Bancorp............................           733,200(3)           5.6%
  111 S. W. Fifth Avenue
  Portland, Oregon 97208

Keith E. Alessi.........................           136,726(4)           1.0%

Robert E. Lyons.........................            74,800(5)             *

Timothy S. McCord.......................             2,115(6)             *

Directors, nominees and
  executive officers as
  a group (11 persons)..................         3,988,426(7)          28.8%

- ---------------

* Less than one percent.

(1) The number of shares owned by Mr. Kriegel includes 246,660 shares held by the Kriegel Holding Company, Inc., 20,000 shares held by Mr. Kriegel's wife, 200 shares owned by Mr. Kriegel's son, 18,000 shares held by two trusts, 24,430 shares that would result upon the conversion of $375,000 in principal amount of the Company's Debentures held by Kriegel Holding Company, Inc. and 500,000 shares subject to options exercisable within 60 days.

(2) The number of shares beneficially owned by Mr. Gerlach includes 3,000 shares owned by Mr. Gerlach's wife, the beneficial ownership of which Mr. Gerlach disclaims, 24,000 shares held by Mr. Gerlach as guardian and 6,515 shares that would result upon conversion of $100,000 in principal amount of the Company's Debentures held by Mr. Gerlach, Mrs. Gerlach and Mr. Gerlach as guardian.

(3) Based on a Schedule 13G dated February 10, 1995 filed by U.S. Bancorp reporting 337,900 shares held by the trust group of United States National Bank of Oregon ("Bank"), a subsidiary and 395,300 shares

                                        5

     beneficially owned by Qualivest Capital Management, Inc. a subsidiary of the Bank, acting as investment advisor for The Qualivest Fund, a registered investment company.

(4) The number of shares owned by Mr. Alessi includes 75,000 shares which are subject to options exercisable within 60 days and 11,726 shares which would result upon conversion of $180,000 in principal amount of the Company's Debentures.

(5) The number of shares owned by Mr. Lyons includes 45,000 shares which are subject to options exercisable within 60 days.

(6) The number of shares owned by Mr. McCord includes 500 shares which are subject to options exercisable within 60 days.

(7) The number of shares beneficially owned by all directors, nominees and executive officers as a group includes 3,000 shares as to which beneficial ownership is disclaimed, 627,500 shares subject to options exercisable within 60 days, and 44,300 shares that would result upon conversion of $680,000 in principal amount of the Company's Debentures.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 25, 1995 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

     The following table sets forth as to the Chief Executive Officer and the most highly compensated executive officers of the Company whose annual salary and bonus exceeded $100,000 for the last fiscal year information concerning all forms of compensation paid or payable by the Company for services in all capacities for the fiscal years indicated:

                           SUMMARY COMPENSATION TABLE

                                                               LONG TERM
                                                              COMPENSATION
                                                                 AWARDS
                                                              ------------
                                      ANNUAL COMPENSATION      SECURITIES
   NAME AND PRINCIPAL                 -------------------      UNDERLYING
        POSITION             YEAR     SALARY($)   BONUS($)(1) OPTIONS/SARS(#)
- -------------------------    -----    -------     -------     ------------
David L. Kriegel             1995     275,000      75,000        250,000
  Chairman                   1994     275,000         -0-        250,000
  Chief Executive            1993      64,166(2)      -0-            -0-
   Officer

Robert E. Lyons              1995     175,000      15,000            -0-
  Senior                     1994     175,000         -0-            -0-
  Vice President             1993     195,832         -0-            -0-

Keith E. Alessi              1995     112,500         -0-            -0-
  Treasurer                  1994     145,000         -0-         75,000
                             1993      22,500(3)      -0-            -0-

Timothy S. McCord            1995      91,346(4)   20,000            -0-
  Chief Financial
  Officer

- ---------------

(1) A bonus program in which executive officers may participate requires each executive officer to submit management objectives which he or she intends to fulfill during the fiscal year. The objectives are reviewed, revised and approved by the Chief Executive Officer, and by the Compensation Committee in the case of the Chief Executive Officer. Bonuses are subjectively determined based on amounts available and evaluation of performance based upon the agreed upon management objectives. The maximum bonus achievable is 50% of base compensation. Participation of Company executive officers in the bonus plan is at the discretion of the Compensation Committee and the Chief Executive Officer.

(2) Mr. Kriegel became an officer of the Company on December 1, 1992.

(3) Mr. Alessi became an officer of the Company on January 30, 1993.

(4) Mr. McCord became an officer of the Company on June 23, 1994.


STOCK OPTIONS

     The table below sets forth information concerning individual grants of stock options during the last fiscal year to the individuals named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------------------
                               NUMBER OF          % OF TOTAL
                               SECURITIES        OPTIONS/SARS
                               UNDERLYING         GRANTED TO                                               GRANT DATE
                              OPTIONS/SARS       EMPLOYEES IN      EXERCISE BASE        EXPIRATION          PRESENT
          NAME               GRANTED(#)(1)       FISCAL YEAR        PRICE($/SH)            DATE             VALUE(2)
- -------------------------    --------------     --------------     --------------     --------------     --------------
David L. Kriegel.........        250,000              81%               4.8125             4/30/97          $470,000

- ---------------

(1) All options are nonqualified stock options and are fully vested.

(2) Grant date present value is determined using the Black-Scholes Model. The Black-Scholes option pricing model relies on several key assumptions to estimate the present value of options, including the volatility of and dividend yield on the security underlying the option, the risk free rate of return on the date of grant and the term of the option. In the table, a factor of 49% has been assigned to the volatility of the Company's Common Stock (based on quarterly stock closing prices beginning March 31, 1989, the risk free rate of return has been fixed at 6.18% for the grant, no dividend yield, and the exercise of the option at April 30, 1997. Consequently, the grant date present value set forth in the table is only theoretical value and may not accurately determine present value. The actual value, if any, the optionee will realize will depend upon the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.


STOCK OPTION VALUES AND EXERCISES

     The following table provides information regarding the fiscal year end value of unexercised options for the individuals named in the Summary Compensation Table. No stock options were exercised by the named executive officers during the 1995 fiscal year. At February 25, 1995, the Company's fiscal year end, no outstanding stock options held by the named executive officers had exercise prices lower than the market value of the underlying Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                              NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE- MONEY
                             UNEXERCISED OPTIONS/SARS FOR YEAR             OPTIONS/SARS FOR
                                          END (#)                            YEAR END ($)
                             ---------------------------------     ---------------------------------
          NAME                EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
- -------------------------    --------------     --------------     --------------     --------------
David L. Kriegel.........        500,000               0                0                  0
Keith E. Alessi..........         75,000               0                0                  0
Robert E. Lyons..........         45,000               0                0                  0
Timothy S. McCord........            500           4,500                0                  0

EMPLOYMENT AGREEMENTS

     The Company entered into an Employment Agreement with David L. Kriegel dated as of March 11, 1993, and amended on April 21, 1994. Pursuant to the terms of this agreement, Mr. Kriegel has agreed to perform the duties of Chief Executive Officer for an annual minimum salary of $275,000 with an annual bonus in an amount up to 100% of salary as determined by the Board of Directors. Mr. Kriegel has also received nonqualified stock options to purchase 500,000 shares of Company Common Stock exercisable until April 30, 1997 or 90 days following termination of his employment, whichever occurs first. Mr. Kriegel is also entitled to such employee benefits as are available for senior members of management. The employment agreement may be terminated at any time by the Board of Directors and may be terminated by Mr. Kriegel upon 60 days' notice. The agreement contains no change of control provisions, but does provide that if Mr. Kriegel is terminated without cause, as defined in the agreement, or if he dies or is permanently disabled, his salary will be continued for one year.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation program for the executive officers of the Company is the responsibility of the Compensation Committee composed of three members of the Board of Directors: Messrs. Gerlach, Meeder and Sinterman. Compensation for executive officers is recommended by the Chief Executive Officer and reviewed by the Compensation Committee, which passes its recommendations to the full Board of Directors for approval. The Chief Executive Officer's compensation is determined by the Compensation Committee based in part on his Employment Agreement, which provides for a base salary of $275,000.

     The Company's primary objective in the area of compensation is to provide a compensation program that will attract, retain, motivate and reward executives with the experience and capabilities of providing outstanding leadership to the Company's employees and excellent returns for the Company's stockholders. The key components of the compensation program, which are evaluated annually, include base salary, bonus opportunities and longer term equity incentives such as stock options. The Company believes its compensation package provides incentives for causing both short term and long term improvement in the Company's earnings, cash flow and net return on equity. The Committee currently has under consideration the impact of the new tax laws relating to deductibility of executive compensation in excess of $1,000,000 and is evaluating the necessity and desirability of qualifying the Company's compensation plans under the new law.

     In determining annual compensation, the same standards are applied to the Chief Executive Officer as to the other executive officers. Salaries are determined by evaluating the scope of responsibilities of the executive's position, experience, recent past performance, length of service, contribution to corporate performance and the development and execution of business strategies. There are no specific defined targets or other criteria which tie corporate performance to executive compensation. Compensation is subjectively measured by individual qualitative measures, with no specific weight given to any particular factor. Meaningful differences in individual performance and contribution to long-term stockholder value are recognized. The salary and cash bonus components are intended to reward short term or long term improvements in the Company's performance attributable to the recent efforts of the officer. Equity based compensation is intended to provide a long-term link between executive performance with a view toward maximization of long term stockholder value and rewards provided to the executives.

     For the fiscal year ended February 25, 1995, Mr. Kriegel's salary was the amount agreed upon in his Employment Agreement. Mr. Kriegel also received a bonus of $75,000 pursuant to the bonus program based on the criteria established for such program as discussed in the footnotes to the Summary Compensation

Table. Pursuant to his Employment Agreement, Mr. Kriegel also received options to purchase 250,000 shares of Company stock. While the Compensation Committee did not take into consideration compensation paid to executives in peer group retail companies in determining compensation for the Company's executive officers, the Committee notes that the Company's executive officers are generally compensated below the levels paid to peer group executives.

     The Committee will continue to review the elements of the Company's executive compensation program to ensure that the total program, and each element thereof, meets the Company's business objectives and philosophy.

                                          Respectfully submitted,
                                          COMPENSATION COMMITTEE

                                          John B. Gerlach
                                          Robert S. Meeder, Sr.
                                          Walter E. Sinterman

                  COMPARISON OF CUMULATIVE STOCKHOLDER RETURN

     The following graph compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock since February 28, 1990 as measured against the Center for Research in Securities Prices Total Return Index for The NASDAQ Stock Market for U.S. Companies and with an index of peer companies. The Company has selected as its index of peer companies the NACDS Peer Group Index of the eleven publicly-held chain drug companies. This industry peer group consists of the Company and the following other chain drug companies:
Arbor Drugs, Inc., Big B Inc., Fay's Incorporated, Genovese Drug Stores, Inc., Longs Drug Stores, F&M Distributors, Inc., Perry Drug Stores, Inc., Revco D.S., Inc., Rite Aid Corporation and Walgreen Co. Hook SupeRx, Inc. was deleted from the peer group used in the prior year as a result of being purchased by Revco D.S., Inc. The comparison of total return (change in year end stock price plus reinvested dividends) for each of the years assumes that $100 was invested on February 28, 1990 in each of the Company, the NASDAQ Index, and the Peer Group Index.

     The graph displayed below is presented in accordance with the requirements of the Securities and Exchange Commission. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

      Measurement Period                                          Drug Empo-
    (Fiscal Year Covered)           Nasdaq        NACDS PEER         rium
1990                                  100             100             100
1991                                  110             135             107
1992                                  157             153             115
1993                                  167             159              58
1994                                  197             171              77
1995                                  199             200              56

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The stockholders are asked to approve and ratify the Board of Directors' reappointment of Ernst & Young as the independent auditors of the Company for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending March 2, 1996. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting. At such time, the representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     An affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY. If the resolution is not adopted, the Board will consider the selection of another public accounting firm for fiscal 1996 and future years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The law firm in which William L. Sweet, Jr. a director of the Company, is a partner supplied legal services to the Company during fiscal 1995.

                            STOCKHOLDERS' PROPOSALS

     Stockholders intending to bring any business before an Annual Meeting of Stockholders of the Company, including nominations of persons for election as directors, must give written notice to the Board of Directors of the business to be presented. The notice must be delivered within the time periods specified in the Company's Bylaws. A copy of the Bylaws may be obtained by writing to the Secretary of the Company.

     Proposals of stockholders that are intended to be included in the Company's proxy materials for the 1996 Annual Meeting of Stockholders pursuant to the Securities and Exchange Commission's stockholder proposal rule must be received at the Company's executive offices not later than January 8, 1996.

                       VOTING AND SOLICITATION OF PROXIES

     The presence, in person or by proxy, of the holders of a majority of shares of Company Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

     The persons named in the Proxy, which is solicited by management, will vote all properly executed Proxies. If a stockholder specifies on such Proxy a choice with respect to a proposal to be acted upon, the Proxy will be voted in accordance with such specification. Where no choice is specified, the Proxy will be voted in favor of all proposals. In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for certain nominees for directors. The shares represented by any Proxy which directs abstention on any proposal will not be voted on such proposal, but will be included in calculating the shares represented by proxy at the Annual Meeting. Broker non-votes on the proposals are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, will be counted for purposes of establishing a quorum, but will not be voted on any proposal.

     The Proxy confers discretionary authority to vote on other matters which may properly come before the meeting or an adjournment thereof, but the Board of Directors does not know of any matter to be brought before the meeting other than the matters referred to in the Notice of Annual Meeting of Stockholders and matters incident thereto. If any matter not set forth in the Notice of Annual Meeting of Stockholders is properly brought before the meeting, the proxyholders will vote thereon in accordance with their best judgment.

        The cost of solicitation of Proxies will be borne by the Company. In addition to solicitation of stockholders by the use of the mails, the Company may request brokers and banks to forward copies of proxy materials to persons for whom they hold Common Stock and to obtain authority for the execution and delivery of Proxies. Several officers and employees of the Company may, to a limited extent, solicit Proxies by personal delivery of material and by telephone, facsimile or mail.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Jane H. Lagusch

                                          JANE H. LAGUSCH, Secretary

                             DRUG EMPORIUM, INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                                JUNE 15, 1995

        The undersigned hereby appoints Jane H. Lagusch and Keith E. Alessi and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Drug Emporium, Inc. (the "Company") and any adjournments thereof and to vote all shares of common stock the undersigned would be entitled to vote as indicated upon all matters referred to herein and in their discretion upon any other matters which may properly come before the meeting.

1. ELECTION OF DIRECTORS:
   / / FOR all nominees                    / / WITHHOLD AUTHORITY to vote
       listed below                            for all nominees listed below.
       (except as marked
       to the contrary below)


           Robert S. Meeder, Sr.             William L. Sweet, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name on the space provided below.)

    ----------------------------------------------------------------------

2. To approve and ratify the appointment of Ernst & Young as independent auditors for the fiscal year ending March 2, 1996.

            / / For            / / Against            / / Abstain

3. To take action and vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

                                                    (continued on reverse side)





THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                                               Dated: ________________, 1995

                                               _____________________________
                                               Signed

                                               _____________________________
                                               Signed

                                               If the shares are issued in the
                                               names of two or more persons,
                                               each person should sign the
                                               Proxy. If the shares are issued
                                               in the name of a corporation or
                                               a partnership, please sign in
                                               the corporate name, by president
                                               or other authorized officer, or
                                               in the partnership name, by an
                                               authorized person.

                                               Please sign exactly as your name
                                               appears and return this Proxy
                                               promptly in the accompanying
                                               postage-paid envelope. When
                                               signing as an Attorney, Executor,
                                               Administrator, Trustee, Guardian
                                               or in any other representative
                                               capacity, please give your full
                                               title as such.

                 PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY